FINANCIAL CONSULTING AGREEMENT

This consulting agreement (the "Agreement") , effective as of February 1, 2009 , is entered into by and between HS3 Technologies, Inc. a Nevada corporation ("HS3" or the "Company") and Bill Dickey ("Consultant") .

RECITALS

WHEREAS , the Company is a public company with its shares of common stock trading on the OTCBB exchange in the United States ; and

WHEREAS , Consultant has experience in the area of financial reporting , corporate finance and accounting ; and

WHEREAS , the Company desires to engage the services of Consultant to provide financial and accounting services and communications with existing shareholders , banks , lenders and other investment professionals, as to the Company's current and proposed operations ;

NOW THEREFORE , in consideration of the premises and the mutual covenants and agreements herein set forth, and intending to be legally bound , the Company and Consultant agree as follows:

(1) **Term of Consultancy.**
The Company engages Consultant to act in a consulting capacity to the Company , and Consultant agrees to provide services to the Company commencing on the date first set forth above and ending eleven (11) months after the execution of this Agreement (the " Term ") .

(2) **Duties of Consultant.**
The Consultant will generally provide financial and accounting services to the Company , as well as assisting the Company with raising capital and communicating with various financial institutions .

(3) **Commitment of Time.**
The Consultant will perform the services in a professional manner in accordance with accepted industry standards and in compliance with applicable securities laws and regulations. The Consultant will provide the Company eight (8) to ten (10) hours per week of work at the discretion of the Consultant with at least one day being spent in the Company's Denver , CO location. The Consultant will also make himself available to the Company for questions at any time and for any meetings held by the Company and wishing Consultant's presence.

(4) **Renumeration.**
As full and complete compensation for Consultant's agreement to perform the services , the Company shall compensate the Consultant as follows:

(a) For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a " Consulting Fee ", payable in the form of 1,000,000 shares of the Company's 144 restricted common stock (" Common Stock ") which shall be issued to the Consultant immediately following execution of this Agreement and shall , when issued , be fully paid and non-assessable.

The shares of Common Stock issued as a Consulting Fee , therefor, constitute payment for Consultant's agreement to consult with the Company and are a nonrefundable and non-ratable retainer. Such shares are not a prepayment for future services. If the Company attempts to terminate this Agreement prior to the expiration of the Term for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares paid to it hereunder.

(b) All shares of the Common Stock issued pursuant to this Agreement shall be issued in the name of the Consultant. It is further agreed that if at any time during the Term of this Agreement , the Company or substantially all of the Company's assets are merged with or acquired by another entity , or some other change occurs in the legal entity that constitutes the Company , the Consultant shall retain and will not be requested by the Company to return any of the Common Stock issued to Consultant.

(c) The Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933 (the " Act ") and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such a resale or transfer is exempt from the registration requirements of Rule 144 of the Act.

(5) Expenses.

The Company agrees to reimburse Consultant for all of his expenses incurred related to Company business which may include items such as travel , entertainment and other miscellaneous items.

(6) Indemnification.

(a) The Company agrees to indemnify and hold harmless Consultant from and against any and all losses , claims , damages and liabilities , related to or arising out of any breach by the Company of its obligations under this Agreement and/or the Company's actions in connection with the transactions and/or activities contemplated herein.

(b) The Consultant agrees to indemnify and hold harmless Company from and against any and all losses , claims , damages and liabilities , related to or arising out of any breach by the Consultant of its obligations under this Agreement and/or the Consultant's actions in connection with the transactions and/or activities contemplated herein.

(7) Status as Independent Contractor.

The Consultant's engagement pursuant to this Agreement shall be as an independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. The Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payments shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements , without the express written consent of the entity to be bound.

(8) Attorneys' Fees.

If any legal action(s) or any arbitration or other proceeding(s) is brought for the enforcement or interruption of this Agreement , or because of alleged dispute , breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs in connection with that action(s) or proceeding(s), in addition to any other relief to which they may be entitled.

(9) Waiver.

The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

(10) Notices.

All notices , requests, and other communications hereunder shall be deemed to be given if sent by U.S. mail, postage prepaid, addressed to the other party at the address set forth herein below:

Company Address:	Consultant Address:
HS3 Technologies, Inc. 1800 Boulder Street , Suite 600 Denver , CO 80211	Bill Dickey 8130 S. Elm Ct Centennial, CO 80121

Either party may change address , to which notices for it shall be addressed by providing notice of such change to the other party, in a manner set forth in this paragraph.

(11) **Choice of Law / Arbitration.**

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Colorado, without giving effect to its conflicts of laws or choice of law principles.

Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or renumeration hereunder, shall be settled by binding arbitration in Denver, CO in accordance with the applicable rules of the American Arbitration Association, and judgement on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

(12) **Entire Agreement.**

This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO :

HS3 Technologies, Inc.
1800 Boulder Street, Suite 600
Denver, CO 80211

by: Mark L Lane

Mark Lane, CEO

dated. January 29, 2009

Bill Dickey
6130 S. Elm Ct
Centennial, CO 80121

by: Bill Dickey

Bill Dickey

dated: 1/30/09